Exhibit 99.1

DATA ON VBLOC™ THERAPY IN DIABETES AND HYPERTENSION

PRESENTED AT IFSO 13TH WORLD CONGRESS ON OBESITY SURGERY

EnteroMedics to Host Conference Call Today at 10:00 AM EDT to Discuss Study

Data and Provide an Update on EMPOWER Pivotal Trial

St. Paul, MN – September 26, 2008—EnteroMedics Inc. (NASDAQ: ETRM) announced today that data from sub-group analyses of certain co-morbidities seen in patients during its feasibility studies, VBLOC-RF1 and VBLOC-RF2, were presented today at a general session of the 13th World Congress on Obesity Surgery of the International Federation for the Surgery of Obesity and metabolic disorders (IFSO), being held September 24-27 in Buenos Aires, Argentina. James Toouli, M.D., Professor of Surgery at Flinders University in Adelaide, Australia, presented the results, which included sub-analyses conducted to understand how EnteroMedics’ VBLOC™ vagal blocking therapy affects two co-morbidities frequently associated with obesity: type 2 diabetes and hypertension.

Six patients were evaluated as part of the type 2 diabetes sub-group analysis. Following activation of VBLOC Therapy, mean HbA1c, a measure of blood glucose levels, showed significant improvement. There was a statistically significant reduction of 1.4 percent (p=.01) to 7.4 percent and 1.7 percent (p=.03) to 7.0 percent at one month and six months, respectively, from a baseline of 8.7 percent.

Nineteen patients were evaluated as part of the hypertension sub-group analysis. Following activation of VBLOC Therapy, both systolic and diastolic blood pressure showed improvement. Specifically, there was a statistically significant reduction in systolic blood pressure of 19.8 mm Hg (p=.004) and 20.4 mm Hg (p=.006) at one month and six months, respectively, from a baseline of 144.6 mm Hg (n=11). Similarly, diastolic pressure was significantly reduced 10.4 mm Hg (p=.001) and 6.4 mm Hg (p=.02) from a baseline of 87.9 mm Hg (n=17) at one month and six months, respectively.

Of equal significance, four of eight patients were able to either reduce or discontinue hypertension medication, and there was no significant change in blood pressure observed in subjects with normal baseline systolic (n=15) or diastolic (n=9) blood pressure.

“These results demonstrate that VBLOC Therapy may hold promise in improving the co-morbidities of diabetes and hypertension, independent of, and prior to, substantial weight loss,” commented Dr. Toouli. “These effects were marked and observable at the one month evaluation. I very much look forward to working with EnteroMedics to fully understand the therapeutic value of VBLOC Therapy in these indications.”

“While we remain committed, first and foremost, to developing VBLOC Therapy as a treatment for obesity, we are excited about the potential to treat two of the major co-morbidities of obesity and to expand our product pipeline into these significant disease areas,” said President and CEO Mark B. Knudson, Ph.D. “This process has already been initiated in diabetes, with the launch of our ENABLE feasibility trial, and is in the planning stage for hypertension. These indications represent significant value potential for EnteroMedics, both within the medical community and with our shareholders, in addition to expanding the Company’s strategic options.”

Conference Call Information

The Company will host a conference call and live webcast today, September 26, 2008, at 10:00 AM EDT, to discuss these data following their presentation. A brief update will also be provided on progress from the Company’s randomized, double-blind, placebo controlled EMPOWER pivotal study. To listen to the conference call, dial (877) 614-4258 (United States and Canada) or (816) 650-0779 (international), and use participant code 65488498 approximately 10 minutes prior to the start time. An audio replay of the conference call can be accessed by calling (800) 642-1687 or (706) 645-9291. The replay will be available for 3 months. To access the live webcast, visit the investor relations section of EnteroMedics’ website at www.enteromedics.com. A replay of the webcast will be available immediately after the conference call.

About VBLOC Therapy

EnteroMedics developed VBLOC™ vagal blocking therapy to offer bariatric surgeons and their patients a less invasive alternative to existing surgical weight loss procedures that may present significant risks and alter digestive system anatomy, lifestyle and food choices. VBLOC Therapy is delivered via the Maestro™ System through laparoscopically implanted leads to intermittently block the vagus nerves using high-frequency, low-energy electrical impulses. VBLOC Therapy is designed to target the multiple digestive functions under control of the vagus nerves and to affect the perception of hunger and fullness. Preliminary results from the feasibility study conducted outside the U.S., which includes 33 patients, indicate that the Maestro System may provide durable and ongoing weight-loss for people with obesity. Follow up data show excess weight loss, or EWL, of 29.1% in 12 patients at 12 months of VBLOC Therapy, 27.4% in 17 patients at nine months of therapy and 21.4% in 28 patients at six months of therapy.

About EnteroMedics Inc.

EnteroMedics is a development stage medical device company focused on the design and development of devices that use neuroblocking technology to treat obesity and other gastrointestinal disorders. EnteroMedics’ proprietary neuroblocking technology, VBLOC™ vagal blocking therapy, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. EnteroMedics has met its enrollment goal under an FDA-approved investigational device exemption (IDE) for the

EMPOWER Study using the Maestro™ System, its initial product for the treatment of obesity. For more information, visit www.enteromedics.com.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations, our losses since inception and for the foreseeable future; our lack of regulatory approval for our Maestro™ System for the treatment of obesity; our inability to complete our EMPOWER pivotal trial and other clinical trials, or significant delays in the completion of our clinical trials; our ability to timely commercialize our Maestro System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our Maestro System; physician adoption of our Maestro System and VBLOC™ vagal blocking therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Company’s Form 10-K dated March 13, 2008. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Caution-Investigational device. Limited by Federal law to investigational use.

The implantation procedure and usage of the Maestro™ System carry some risks, such as the risk generally associated with laparoscopic procedures and those related to treatment as described in the EMPOWER clinical trial informed consent.

Contact:

EnteroMedics Inc.

Greg S. Lea

(651) 789-2860

ir@enteromedics.com

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